UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2025

DATA STORAGE CORPORATION

(Exact name of registrant as specified in its charter)

(Former Name of Registrant)

Nevada	001-35384	98-0530147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

225 Broadhollow Road, Suite 307

Melville, New York 11747

(Address of principal executive offices) (zip code)

212-564-4922

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4I under the Exchange Act (17 CFR 240.13I(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DTST	The Nasdaq Capital Market
Warrants to purchase shares of Common Stock, par value $0.001 per share	DTSTW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Unit Purchase Agreement and Contribution Agreement

On July 11, 2025, Data Storage Corporation, a Nevada corporation (the “Company”) entered into a unit purchase agreement (the “Purchase Agreement”), by and among the Company, CloudFirst Technologies Corporation, a wholly-owned subsidiary of the Company (“CloudFirst Delaware”), DTST Sub, LLC, a newly formed Delaware limited liability company that is a wholly-owned subsidiary of the Company (“NewCo”), and Total Server Solutions Holdings, LLC (the “Purchaser”), pursuant to which the Company and CloudFirst Delaware agreed to sell the Company’s cloud solutions business (the “Business”), which represents the sale of substantially all of the Company’s assets and will include the sale of all of the assets of CloudFirst Delaware, including the transfer of 100% of the outstanding equity interests of CloudFirst Europe Ltd., together with its assets necessary to operate the Business (collectively, the “Contributed Assets”).

Immediately prior to the closing of the divestiture of the Contributed Assets (the “Divestiture”), all of the assets necessary to run the Business shall be contributed to NewCo, pursuant to the terms of an asset contribution agreement (the “Contribution Agreement”), to be entered into by and among the Company, CloudFirst Delaware, Flagship Solutions, LLC, a wholly-owned subsidiary of the Company, Secure Infrastructure & Services LLC and NewCo. At the closing of the Divestiture, Purchaser will: (i) purchase all of the outstanding units of NewCo, which will own the Contributed Assets, in exchange for the purchase price of $40 million, as adjusted in accordance with the Purchase Agreement, and (ii) assume the Assumed Liabilities, as such term is defined in the Contribution Agreement. Following the Divestiture, the Business will no longer be part of the Company’s operations. The only remaining operating subsidiary of the Company will be Nexxis, Inc., a telecommunications and data access company that generated approximately $1.1 million in sales for the fiscal year ended December 31, 2024.

The Divestiture Closing Payment

If the Divestiture is completed, pursuant to and subject to the terms and conditions of the Purchase Agreement, on the date of consummation of the transactions contemplated by the Purchase Agreement (the “Closing Date”), Purchaser will pay the Company an amount in cash equal to $40 million (the “Base Purchase Price”), minus $1,500,000, which includes $1,000,000 for the Indemnity Escrow Amount referred to in the Purchase Agreement and $500,000 for the Adjustment Escrow Amount referred to in the Purchase Agreement (collectively, the “Escrow Amount”) which shall be deposited by Purchaser on the Closing Date with PNC Bank, National Association, as escrow agent (the “Escrow Agent”), to be held by the Escrow Agent in accordance with the terms of the Purchase Agreement and an escrow agreement to be entered into among the Purchaser, the Seller Representative and the Escrow Agent at the closing of the Divestiture (the “Escrow Agreement”), for purposes of holding and applying the Escrow Amount, minus the Estimated Aggregate Adjustment Amount (the Base Purchase Price minus the Escrow Amount minus the Estimated Aggregate Adjustment Amount is the “Closing Payment”). The Estimated Aggregate Adjustment Amount shall be equal to the Estimated Closing Date Debt plus the Estimated NWC Adjustment Amount, as such terms are defined in the Purchase Agreement.

Post-Closing Adjustments

No later than ninety (90) days following the Closing Date, Purchaser will prepare and deliver to Charles Piluso, as the representative of the Company, CloudFirst Delaware and NewCo, together with their respective successors, executors, administrators, estate, heirs and assigns (the “Seller Indemnifying Parties”) and as their attorney-in-fact (the “Seller Representative”): (i) a Closing Balance Sheet, as such term is defined in the Purchase Agreement; and (ii) a certificate setting forth Purchaser’s good faith calculation of the Closing Date Debt and the Closing Date Net Working Capital, as such terms are defined in the Purchase Agreement (the Closing Balance Sheet and the calculations of the Closing Date Debt and the Closing Date Net Working Capital are referred to as the “Closing Financial Data”). After receipt of the Closing Financial Data, the Seller Representative will have forty-five (45) days (the “Review Period”) to review and, if applicable, dispute the Closing Financial Data, together with the books and records and work papers and assumptions used in preparation of the Closing Financial Data. If timely and properly disputed, the Seller Representative and Purchaser must, for fifteen (15) days (or such longer period as may be agreed to in writing by the parties) following such notice (the “Resolution Period”), attempt in good faith to resolve their differences. If, at the conclusion of the Resolution Period, there are any amounts remaining in dispute as to the Closing Date Balance Sheet, Closing Date Debt or the Closing Date Net Working Capital, then all amounts remaining in dispute will be submitted to EisnerAmper or such other accounting firm mutually selected by the Company and Purchaser (the “Independent Accountants”) within ten (10) days after the expiration of the Resolution Period.

If the amount of the Closing Date Debt (as finally determined pursuant to Section 2.06 of the Purchase Agreement) exceeds the amount of the Estimated Closing Date Debt, the Company and CloudFirst Delaware, jointly and severally, agreed to pay to Purchaser or, at Purchaser’s sole discretion, to NewCo, an amount equal to such excess. If the amount of the Closing Date Debt is less than the amount of the Estimated Closing Date Debt, then Purchaser agreed to pay or cause NewCo, to pay to CloudFirst Delaware an amount equal to such difference. Any such difference between the Closing Date Debt and the Estimated Closing Date Debt is referred to as the “Closing Date Debt Adjustment Amount.”

If the amount of the Closing Date Net Working Capital (as finally determined pursuant to Section 2.06 of the Purchase Agreement) is less than the amount of the Estimated Closing Date Net Working Capital, then the Company and CloudFirst Delaware, jointly and severally, agreed to pay to Purchaser or, at Purchaser’s sole discretion, to NewCo, an amount equal to such difference. If the amount of the Closing Date Net Working Capital exceeds the amount of the Estimated Closing Date Net Working Capital, then Purchaser shall pay or cause NewCo to pay to CloudFirst Delaware an amount equal to such excess. Any difference between the Closing Date Net Working Capital and the Estimated Closing Date Net Working Capital is referred to as the “Closing Date Net Working Capital Adjustment Amount.”

If any post-closing payments are due to Purchaser, it shall first seek recovery therefor out of the Adjustment Escrow Amount and the Company and CloudFirst Delaware will only be responsible for such payment(s) to the extent in excess of the Adjustment Escrow Amount held by the Escrow Agent therefor. Upon the final determination of both the Closing Date Debt Adjustment Amount and the Closing Date Net Working Capital Adjustment Amount in accordance with the terms of the Purchase Agreement, Purchaser, the Company and CloudFirst Delaware agreed to provide joint written instructions to the Escrow Agent to release funds from the Adjustment Escrow Amount to the applicable parties entitled to payment.

Conditions to the Closing of the Divestiture

The consummation of the Divestiture is subject to a number of conditions, including, among others, (i) approval by the Company’s shareholder of the proposal to approve the Divestiture (the “Shareholder Approval”), (ii) the absence of any governmental order enjoining or otherwise prohibiting the performance of the Purchase Agreement or any of the transactions contemplated thereby, (iii) the absence of a Material Adverse Effect (as such term is used in the Purchase Agreement), (iv) contribution of the Contributed Assets to NewCo; (v) the consummation of the transactions contemplated by the Purchase Agreement on or prior to November 8, 2025, referred to as the “Outside Date” and; (vi) the acceptance of employment from the Purchaser or its affiliates by 85% of the employees of the Business offered employment by the Purchaser or its affiliates, excluding any part-time employees, including Charles Paolillo, Harold Schwartz and other key employees.

Termination Rights

The Purchase Agreement contains certain termination rights for both the Company and the Purchaser, including, among other things, by mutual written consent of the Company and Purchaser, if the closing of the Divestiture has not occurred prior to the Outside Date, or if Shareholder Approval is not obtained at the Company’s 2025 annual meeting of shareholders (the “2025 Annual Meeting”), including any adjournments thereof. The Purchase Agreement provides for the payment of termination fees by the Company and Purchaser in the amount of $1,200,000 in certain situations.

Purchaser will be required to pay to the Company an amount equal to $1,200,000 if the Company validly terminates the Purchase Agreement as a result of Purchaser’s breach or failure to perform one or more of its covenants or agreements set forth in the Purchase Agreement, or if one or more of the representations or warranties made by Purchaser in the Purchase Agreement is inaccurate or breached and, such breaches, failures or inaccuracies, as the case may be, causes the failure of one or more of the conditions to the obligations of the Company, CloudFirst Delaware or NewCo to consummate the closing of the Divestiture pursuant to the Purchase Agreement and any such breach or inaccuracy has not been timely cured; or if all of the conditions to the obligations of all parties to the Purchase Agreement to consummate the transactions contemplated thereby have been satisfied or validly waived as of the date the closing of the Divestiture should have been consummated, but Purchaser fails to timely consummate the closing of the Divestiture.

The Company will be required to pay Purchaser an amount equal to $1,200,000 (the “Seller Termination Fee”) if the Purchase Agreement is validly terminated by the Company, if, prior to obtaining Shareholder Approval, it enters into a definitive agreement with a third-party providing a Superior Proposal, as such term is defined in the Purchase Agreement, upon written notice to Purchaser. The Company will also be required to pay the Seller Termination Fee if the Purchase Agreement is validly terminated by Purchaser: (a) if the Company, CloudFirst Delaware or NewCo breaches or fails to perform any of their covenants or agreements set forth in the Purchase Agreement, or if one or more of their representations or warranties are inaccurate or breached and, such breaches, failures or inaccuracies, as the case may be, causes the failure of one or more of the conditions to the obligations of the Purchaser to consummate the closing of the Divestiture pursuant to the Purchase Agreement and any such breach or inaccuracy has not been timely cured; or (b) if: (i) at any time prior to obtaining Shareholder Approval, (x) the Board failed to include the Board Recommendation, as such term is defined in the Purchase Agreement, in the Company’s proxy statement in connection with its 2025 Annual Meeting or shall have effected an Adverse Recommendation Change, as such term is defined in the Purchase Agreement or (y) the Company breached any of the covenants related to other transactions, as set forth in Section 5.02 of the Purchase Agreement, in any material respect, or (ii) the Company or any of its subsidiaries enters into a definitive agreement with a third-party providing a Superior Proposal, as such term is defined in the Purchase Agreement. The Seller Termination Fee is also required to be paid by the Company to the Purchaser if, (i) after the date of the Purchase Agreement and prior to the valid termination thereof, a proposal for an Alternative Acquisition, as such term is defined in the Purchase Agreement, is made to the Company or its subsidiaries, or an intention (whether or not conditional) to make a proposal for an Alternative Acquisition was publicly announced or otherwise became publicly known; (ii) thereafter, the Purchase Agreement is terminated due to the closing of the Divestiture not having been consummated on or before the Outside Date; and (iii) within twelve (12) months after such termination, the Company or any of its subsidiaries enters into a definitive agreement to effect an Alternative Acquisition or consummates an Alternative Acquisition.

Other Terms of the Purchase Agreement

The Purchase Agreement contains customary representations and warranties from the Company, CloudFirst Delaware and the Purchaser relating to, among other things, organization and good standing, authority, validity and effect, absence of conflicts, required filings and consents, litigation, financing, and solvency. Each party has agreed to certain covenants, including, among others, covenants relating to (i) the conduct of CloudFirst Delaware and the Business during the interim period between the execution of the Purchase Agreement and the closing of the Divestiture, including certain negative covenants; (ii) the solicitation of proposals from, or engaging in discussions or negotiations with, any person other than the Purchaser with respect to the acquisition of all or any part of the equity interests of CloudFirst Delaware, NewCo or any of their respective subsidiaries; (iii) the Company taking all actions necessary to duly give notice of, convene and hold, the 2025 Annual Meeting; (iv) the Purchaser not waiving or amending the representation and warranty policy purchased by Purchaser in connection with the representations and warranties of the Purchase Agreement (the “R&W Policy”) in a manner adverse to the Company or CloudFirst Delaware without the Seller Representative’s prior written consent; and (v) the Purchaser’s use of commercially reasonable efforts to obtain the debt financing contemplated by the Debt Commitment Letter, as such term is defined in the Purchase Agreement, on the terms and conditions therein on or prior to the Closing Date.

The Purchase Agreement also includes customary non-competition and non-solicitation provisions applicable to the Company and CloudFirst Delaware. In addition, the parties each have customary indemnification obligations and rights under the terms of the Purchase Agreement, including with respect to breaches of certain representations and warranties and failure to observe and perform certain covenants, provided however that all of the representations and warranties made pursuant to the Purchase Agreement (other than those made by the Company and CloudFirst Delaware in Section 3.23 of the Purchase Agreement and by Purchaser in Section 4.05 of the Purchase Agreement) shall terminate effective as of, and shall not survive, the closing of the Divestiture, except with respect to fraud and Purchaser’s rights under the R&W Policy.

The foregoing descriptions of the Purchase Agreement and the Contribution Agreement do not purport to be complete and are qualified in their its entirety by the complete text of such agreements, copies of which are filed as Exhibits 2.1 and 10.1 to this Current Report on Form 8-K (this “Current Report”) and are incorporated by reference herein.

The Purchase Agreement attached as Exhibit 2.1 hereto is included to provide investors and security holders with information regarding its terms, and it is not intended to provide any other factual information about the Company, CloudFirst Delaware, NewCo, the Purchaser or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of the Purchase Agreement and only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement and are qualified by information in confidential disclosure schedules provided by the Company, CloudFirst Delaware and NewCo in connection with the signing of the Purchase Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the Company, CloudFirst Delaware, NewCo and the Purchaser rather than establishing matters as facts. Information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, the representations and warranties in the Purchase Agreement should not be relied upon as characterizations of the actual state of facts about the Company, CloudFirst Delaware, NewCo and the Purchaser, and the Purchase Agreement should be read in conjunction with the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents that are filed with the Securities and Exchange Commission (the “SEC”).

Support Agreements

In addition, the Company’s Chief Executive Officer, Charles M. Piluso, its President, Harold Schwartz, its Executive Vice President, Thomas C. Kempster, and Clifford Stein, a member of the Company’s Board (collectively, the “Supporting Shareholders”), who own, in the aggregate, approximately 40% of the Company’s Common Stock, have executed support agreements (each, a “Support Agreement”), agreeing to vote all shares of Common Stock owned of record or beneficially by them as of the record date for the 2025 Annual Meeting or that they thereafter may acquire of record or beneficially own (the “Covered Shares”) in favor of the Divestiture Proposal and the Adjournment Proposal, if necessary. Until the expiration time as defined in the Support Agreement, each Supporting Shareholder has agreed not to transfer or cause or permit the transfer of, directly or indirectly, any of such Supporting Shareholder’s Covered Shares, other than with the prior written consent of Purchaser and the Company, subject to certain exceptions.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by the complete text of such agreement, a copy of which is filed as Exhibit 10.2 to this Current Report and is incorporated by reference herein.

Forward-Looking Statements

Certain statements contained in this Current Report constitute “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are based on current expectations, estimates, forecasts and assumptions and are subject to risks and uncertainties. Words such as “anticipate,” “assume,” “began,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “would” and variations of such words and similar expressions are intended to identify such forward-looking statements. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. Forward-looking statements in this Current Report may include, but are not limited to, statements relating to (i) the Divestiture and the expected timing and closing, including receipt of required approvals, satisfaction of other customary closing conditions, (ii) estimates of future synergies, savings and efficiencies, (iii) expectations regarding future investments or divestitures, including the Divestiture, (iv) expectations of future plans, priorities, focus and benefits of the proposed transactions. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, including but not limited to (i) the ability of the parties to consummate the Divestiture in a timely manner or at all, (ii) satisfaction of the conditions precedent to consummation of the Divestiture, including the ability to secure required consents and regulatory approvals in a timely manner or at all, (iii) the ability to obtain the required shareholder approval in connection with the Divestiture, (iv) the possibility of litigation (including related to the Divestiture) and (v) other risks described in the Company’s filings with the SEC, including the most recent Annual Report on Form 10-K, filed with the SEC on March 31, 2025. The Company does not undertake and expressly disclaims any obligation to update the forward-looking statements as a result of new information, future events or otherwise, except as required by applicable securities laws. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. More information on potential factors that could affect the Company’s financial results will be included in the preliminary and definitive proxy statements that the Company intends to file with the SEC in connection with the Company’s solicitation of proxies for the meeting of shareholders to be held to approve, among other things, the Divestiture.

Additional Information and Where to Find It

In connection with the Divestiture, the Company intends to file preliminary and definitive proxy statements and other materials with the SEC. In addition, the Company may also file other relevant documents with the SEC regarding the proposed transactions. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement and other relevant documents will be sent or given to the Company’s shareholders as of the record date established for voting. Investors and shareholders may also obtain a free copy of the proxy statement (when available) and other documents filed by the Company at its website, www.paltalk.com, or at the SEC’s website, www.sec.gov. The proxy statement and other relevant documents may also be obtained for free from the Company by directing such request to the Company, to the attention of Investor Relations, 225 Broadhollow Road, Suite 307, Melville, New York 11747.

Participants in the Solicitation

The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed transactions. Investors and shareholders may obtain more detailed information regarding the names, affiliations and interests of the Company’s directors and executive officers by reading the preliminary and definitive proxy statements that the Company intends to file with the SEC (the “Annual Meeting Proxy Statement”). To the extent holdings of Common Stock by the Company’s directors and executive officers have changed from the amounts of Common Stock held by such persons as reflected in the Annual Meeting Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding potential participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement and other relevant materials filed with the SEC in connection with the proposed transactions when they become available.

No Offer or Solicitation

This Current Report is not a proxy statement or solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the potential transactions and shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Item 5.08. Shareholder Director Nominations.

To the extent applicable, the information in Item 8.01 of this Current Report is incorporated by reference into this Item 5.08.

Item 7.01. Regulation FD Disclosure.

On July 15, 2025, the Company issued a press release announcing the Divestiture and its reasons therefor, including that the Company believes that the public markets did not adequately reflect the value of CloudFirst Delaware and its belief that the Divestiture will position CloudFirst Delaware for continued growth in a private setting, while allowing the Company to return value to shareholders and pursue strategic opportunities in high growth sectors. A copy of the press release is attached hereto as Exhibit 99.1.

As provided in General Instruction B.2 to Form 8-K, the information furnished in this Item 7.01, including Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under that Section, and shall not be deemed incorporated by reference into any filing under the Securities Act, or the Exchange Act, except as shall be expressly provided by specific reference in such filing.

Item 8.01. Other Events.

The Company currently plans to hold its 2025 Annual Meeting on September 10, 2025. The Company intends to set the record date for determining the shareholders of record who will be entitled to vote at the 2025 Annual Meeting as the close of business on August 7, 2025. The time and location of the 2025 Annual Meeting will be as set forth in the Company’s Annual Meeting Proxy Statement for the 2025 Annual Meeting to be filed with the SEC.

Since the scheduled date of the 2025 Annual Meeting is more than 30 days after the anniversary of the Company’s 2024 Annual Meeting of Shareholders, prior disclosed deadlines regarding the submission of shareholder proposals pursuant to Rule 14a-8 (“Rule 14a-8”) under the Exchange Act for the 2025 Annual Meeting are no longer applicable. The Company is hereby providing notice of certain revised deadlines for the submission of shareholder proposals in connection with the 2025 Annual Meeting. In order for a shareholder proposal, submitted pursuant to Rule 14a-8, to be considered timely for inclusion in the Company’s proxy statement and form of proxy for the 2025 Annual Meeting, such proposal must be received by the Company by July 25, 2025. The Company has determined that July 25, 2025 is a reasonable time before the Company plans to begin printing and mailing its proxy materials. Therefore, in order for a shareholder to submit a proposal for inclusion in the Company’s proxy materials for the 2025 Annual Meeting, the shareholder must comply with the requirements set forth in Rule 14a-8, including with respect to the subject matter of the proposal, and must deliver the proposal and all required documentation to the Company no later than July 25, 2025. The public announcement of an adjournment or postponement of the date of the 2025 Annual Meeting will not commence a new time period (or extend any time period) for submitting a proposal pursuant to Rule 14a-8.

Generally, timely notice of any director nomination or other proposal that any shareholder intends to present at the 2025 Annual Meeting, but does not seek to have included in the proxy materials pursuant to Rule 14a-8, must be delivered no later than July 25, 2025. The Company has determined that July 25, 2025 is a reasonable time before the Company plans to begin printing and mailing its proxy materials. Therefore, in order for a shareholder to timely submit a director nomination or other proposal that the shareholder intends to present at the 2025 Annual Meeting, the shareholder must deliver the director nomination or proposal to the Company no later than July 25, 2025.

In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act by July 25, 2025, which is 10 days after the filing of this Current Report publicly announcing the date of the 2025 Annual Meeting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1*	Unit Purchase Agreement, dated July 11, 2025, by and among Data Storage Corporation, CloudFirst Technologies Corporation, CloudFirst Technologies, LLC, and Total Server Solutions Holdings, LLC
10.1	Form of Asset Contribution Agreement
10.2	Form of Support Agreement
99.1	Press Release dated July 15, 2025
104	Cover Page Interactive Data File (embedded within the XBRL document)

* Exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 15, 2025	DATA STORAGE CORPORATION

	By:	/s/ Charles M. Piluso
	Name:	Charles M. Piluso
	Title:	Chief Executive Officer